Exhibit 99.1

Bar Harbor Bankshares Reports Second Quarter 2023 Results; Declares Dividend

BAR HARBOR, MAINE – July 20, 2023 - Bar Harbor Bankshares (NYSE American: BHB) (the “Company”) reported second quarter 2023 net income of $10.8 million, or $0.71 per diluted share, compared to $10.5 million, or $0.70 per diluted share, in the same quarter of 2022.

SECOND QUARTER 2023 HIGHLIGHTS (all comparisons to the second quarter 2022, unless otherwise noted)

●	$4.0 billion total assets (Company record)
●	1.10% return on assets; 10.49% return on equity
●	12% annualized commercial loan growth
●	3.22% net interest margin (“NIM”), compared to 3.19%
●	0.17% non-performing assets ratio to total assets, compared to 0.21%
●	$27.12 book value per share, compared to $26.09 in the fourth quarter of 2022

Bar Harbor Bankshares’ President and Chief Executive Officer, Curtis C. Simard, stated, “We are very pleased to report our second quarter financial performance as we again delivered strong net interest income generated from robust loan growth and expanding yields on average earning assets while maintaining strong credit quality metrics.  As we think about the current pipeline, we continue to be selective based on our ability to negotiate loan pricing, which factors into the appropriate growth levels. And while deposits are at a premium forcing costs to increase as competition tightens in a continued rising rate environment, we have been able to defend our NIM relative to our peers at 3.22%.  We did see a demand for and remix into term deposits during the quarter as customers stretch for a higher and longer rate of return.  However, our cumulative deposit beta for the current rate cycle is 22% as of June 30, 2023. We believe that our deposit strategy and efforts to individually manage pricing at the relationship level will continue to provide us with a competitive advantage.”

Mr. Simard continued, “At the end of the second quarter, our allowance for credit losses was $27.4 million. Our reserves to loan ratio increased from 0.90% to 0.91% during the quarter largely driven by a combination of loan growth and general macroeconomic trends.  Our quarterly credit trends remained strong as we saw a favorable reduction to nonaccrual loans across all products and improvements in delinquencies.”

Mr. Simard concluded, “The operating environment for banks has changed yet again in 2023, but our strategy has not. We have built a bank with great people and sound operating principles that is made for shifting environments.  As the only community bank headquartered in Northern New England with branches in Maine, New Hampshire and Vermont, we have been operating largely in conservative diversified Northeast markets for more than 135 years, including metropolitan areas, midsized cities and small towns. We serve a stable and diversified customer base with deposits from nearly all banking segments, including consumer, high net worth, small businesses, larger corporate, government agencies and commercial real estate. And here in the first half of 2023, these markets have remained resilient in the face of an uncertain macroeconomic environment. Unemployment rates remained stable within our footprint, continuing to come in below the national average. We believe that the consumer remains financially healthy, and our business customers continue to seek ways to expand and optimize their operations where it makes sense.”

DIVIDEND DECLARED

The Company’s Board of Directors voted to declare a cash dividend of $0.28 per share to shareholders of record at the close of business on August 16, 2023 payable on September 15, 2023.  This dividend equates to a 4.55% annualized yield based on the $24.64 closing share price of the Company’s common stock on June 30, 2023, the last trading day of the second quarter 2023.

BHB - Bar Harbor Bankshares	Page 1	www.barharbor.bank

FINANCIAL CONDITION

Total assets grew to $4.0 billion at the end of the second quarter 2023 from $3.9 billion at the end of the first quarter 2023 primarily due to continued loan growth.  In the second quarter 2023, loans increased by $63.5 million primarily driven by commercial loans that grew $56.4 million, including $28.0 million from new customers primarily in the Real Estate and Leasing industries.  Residential loans were relatively flat due to low production and profitable sales into the secondary market during the second quarter 2023.  Consumer loans dropped by $1.7 million from the end of the first quarter 2023 due to run-off of balances associated with the repricing of home equity lines of credit to the higher interest rate environment.

Securities available for sale decreased $538.2 million in the second quarter 2023, from $557.0 million in the first quarter 2023 as amortization and prepayments were used to fund loan growth.  Throughout the past year, the yields on our securities have risen steadily with the rate environment, but we have curtailed durations to reduce our longer-term rate risk.  Unrealized losses on securities totaled $55.3 million at the end of the second quarter 2023 versus $50.6 million at the end of the first quarter 2023 reflecting continued increases in market rates.

The allowance for credit losses (“ACL”) was $27.4 million at the end of the second quarter of 2023, compared to $26.6 million at the end of the first quarter of 2023.  The ratio of allowance for credit losses to total loans increased to 0.91% from 0.90% due largely to loan growth and more conservative macroeconomic forecasting, specifically in national unemployment.  Non-accruing loans during the second quarter 2023 decreased to $6.7 million from $7.8 million at the end of the first quarter, which reflects improvements in lending relationships across all product lines.

Total deposits were $3.1 billion at the end of the second and first quarter 2023, which gave rise to a slightly higher loan to deposit ratio of 97% compared to 96%, respectively, on higher loan balances.  Demand and other non-interest bearing deposits decreased $34.0 million largely driven by non-personal institutional outflows due to seasonality. Savings deposits decreased $40.0 million evenly throughout the second quarter 2023.  However, we opened 1,600 non-maturity accounts with new customers with an average balance of $10 thousand during the second quarter 2023.  Time deposits increased $231.3 million in the second quarter 2023 primarily due to a shift from non-maturity accounts and a $131.5 million increase in brokered deposits. Our deposit composition at the end of the second quarter 2023 was 46% commercial customers and 54% consumer customers, compared with 47% and 53%, respectively at year-end 2022.

The Company’s book value per share was $27.12 at June 30, 2023, compared with $26.09 at the end of the fourth quarter 2022. Tangible book value per share (non-GAAP measure) was $18.88 at the end of the second quarter 2023, compared to $17.78 at the end of the fourth quarter 2022, which is an annualized rate of return of approximately 12%.

RESULTS OF OPERATIONS

Net income in the second quarter 2023 was $10.8 million, or $0.71 per diluted share, versus $10.5 million, or $0.70 per diluted share, in the same quarter of 2022.  NIM increased to 3.22% in the second quarter 2023 compared to 3.19% in the same quarter of 2022. The increase was primarily driven by new loans and yield expansion on existing variable rate loans, which were partially offset by a higher cost of funds.  The yield on loans expanded to 4.99% at the end of the second quarter 2023, up from 3.71% in the same quarter of 2022.  Costs of interest-bearing liabilities increased to 1.99% in the second quarter 2023 from 0.36% in the same quarter 2022 as our costs continue to drift upwards from subsequent interest rate hikes.  We also experienced a shift in deposit composition to time deposits as some customers continue to seek higher returns.  In the second quarter 2023, we had a heavier reliance on whole-sale borrowings than in the second quarter 2022, which also has a cost that is almost 200 basis points higher than in the prior year quarter.

The provision for credit losses in the second quarter of 2023 was $750 thousand, compared to $534 thousand in the same quarter of 2022, primarily driven by loan growth and slightly higher provisioning given current market conditions.  Our strong credit performance continues and net charge-offs were near zero.

Non-interest income was $9.0 million in the second quarter 2023 and 2022.  Customer service fees grew to $3.8 million in the second quarter 2023 from $3.7 million in the same quarter of 2022 on a higher number of transactional accounts.  Wealth management income was $3.8 million in the second quarter 2023 and 2022 as higher inflows of cash since 2022 were offset by lower security valuations of assets under management in 2023.

Non-interest expense was $23.4 million in the second quarter of 2023 compared to $21.7 million in the same quarter of 2022 principally due to higher salary and benefit expense.  Salary and benefit expense increased due to annual salary adjustments that were effective at the end of the first quarter of 2023 and higher post-retirement expense in 2023 as compared to the prior year quarter due to changes in discount rates.

BHB - Bar Harbor Bankshares	Page 2	www.barharbor.bank

BACKGROUND

Bar Harbor Bankshares (NYSE American: BHB) is the parent company of its wholly-owned subsidiary, Bar Harbor Bank & Trust. Founded in 1887, Bar Harbor Bank & Trust is a true community bank serving the financial needs of its clients for over 135 years. Bar Harbor Bank & Trust provides full-service community banking with office locations in all three Northern New England states of Maine, New Hampshire and Vermont. For more information, visit www.barharbor.bank.

FORWARD-LOOKING STATEMENTS

All statements, other than statements of historical fact, included in this release that address activities, events or developments that the Company expects, believes or anticipates will or may occur in the future are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The words “believe,” “anticipate,” “expect,” “may,” “will,” “assume,” “should,” “predict,” “could,” “would,” “intend,” “targets,” “estimates,” “projects,” “plans,” and “potential,” and other similar words and expressions of the future, are intended to identify such forward-looking statements, but other statements not based on historical information may also be considered forward-looking, including statements relating to Company’s deposit strategy, monitoring the Company’s asset quality, the current economic outlook, our ability to expand and optimize operations, Company management’s optimism about the Company’s market and financial positions, and the Company’s plans, objectives, and intentions. All forward-looking statements are subject to risks, uncertainties, and other factors that may cause the actual results, performance, or achievements of the Company to differ materially from any results, performance, or achievements expressed or implied by such forward-looking statements. These forward-looking statements are subject to known and unknown risks, uncertainties and other factors that could cause the actual results to differ materially from the statements, including, but not limited to: (1) deterioration in the financial performance and/or condition of borrowers of Bar Harbor Bank & Trust (the “Bank”), including as a result of the negative impact of inflationary pressures on our customers and their businesses resulting in significant increases in credit losses and provisions for those losses; (2) the possibility that our asset quality could decline or that we experience greater loan losses than anticipated; (3) increased levels of other real estate owned, primarily as a result of foreclosures; (4) the impact of liquidity needs on our results of operations and financial condition; (5) competition from financial institutions and other financial service providers; (6) the effect of interest rate increases on the cost of deposits; (7) unanticipated weakness in loan demand or loan pricing; (8) adverse conditions in the national or local economies including in our markets throughout Northern New England; (9) changes in consumer spending, borrowing and saving habits; (10) the effects of new outbreaks of COVID-19, including actions taken by governmental officials to curb the spread of the virus, and the resulting impact on general economic and financial market conditions and on the Company’s and our customers' business, results of operations, asset quality and financial condition; (11) the effects of civil unrest, international hostilities or other geopolitical events, including the war in Ukraine; (12) inflation, interest rate, market, and monetary fluctuations; (13) lack of strategic growth opportunities or our failure to execute on available opportunities; (14) the ability to grow and retain low-cost core deposits and retain large, uninsured deposits; (15) our ability to effectively manage problem credits; (16) our ability to successfully implement efficiency initiatives on time and with the results projected; (17) our ability to successfully develop and market new products and technology; (18) the impact of negative developments in the financial industry and United States and global capital and credit markets; (19) our ability to retain executive officers and key employees and their customer and community relationships; (20) our ability to adapt to technological changes; (21) risks associated with litigation, including reputational and financial risks and the applicability of insurance coverage; (22) our ability to implement new technology effectively; (23) the vulnerability of the Bank’s computer and information technology systems and networks, and the systems and networks of third parties with whom the Company or the Bank contract, to unauthorized access, computer viruses, phishing schemes, spam attacks, human error, natural disasters, power loss, and other security breaches and interruptions; (24) changes in the reliability of our vendors, internal control systems or information systems; (25) ongoing competition in the labor markets and increased employee turnover; (26) the potential impact of climate change; (27) the impact of pandemics, epidemics or any other health-related crisis; (28) our ability to comply with various governmental and regulatory requirements applicable to financial institutions; (29) changes in state and federal laws, rules, regulations, or policies applicable to banks or bank or financial holding companies, including regulatory or legislative developments; (30) the effects of and changes in trade and monetary and fiscal policies and laws, including the interest rate policies of the Board of Governors of the Federal Reserve System; (31) adverse impacts (including costs, fines, reputational harm, or other negative effects) from current or future litigation, regulatory examinations, or other legal and/or regulatory actions; and (32) general competitive, economic, political, and market conditions, including economic conditions in the local markets where we operate. Additional factors which could affect the forward-looking statements can be found in the Company’s annual report on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) and available on the SEC’s website at http://www.sec.gov. The Company believes the forward-looking statements contained herein are reasonable; however, many of such risks, uncertainties, and other factors are beyond the Company’s ability to control or predict and undue reliance should not be placed on any forward-looking statements, which are based on current expectations and speak only as of the date that they are made. Therefore, the Company can give no assurance that its future results will be as estimated. The Company does not intend to, and disclaims any obligation to, update or revise any forward-looking statement.

BHB - Bar Harbor Bankshares	Page 3	www.barharbor.bank

NON-GAAP FINANCIAL MEASURES

This document contains certain non-GAAP financial measures in addition to results presented in accordance with accounting principles generally accepted in the United States of America ("GAAP"). These non-GAAP measures are intended to provide the reader with additional supplemental perspectives on operating results, performance trends, and financial condition. Non-GAAP financial measures are not a substitute for GAAP measures; they should be read and used in conjunction with the Company's GAAP financial information. Because non-GAAP financial measures presented in this document are not measurements determined in accordance with GAAP and are susceptible to varying calculations, these non-GAAP financial measures, as presented, may not be comparable to other similarly titled measures presented by other companies. A reconciliation of non-GAAP financial measures to GAAP measures is provided below. In all cases, it should be understood that non-GAAP measures do not depict amounts that accrue directly to the benefit of shareholders. An item which management excludes when computing non-GAAP core earnings can be of substantial importance to the Company's results for any particular quarter or year. The Company's non-GAAP core earnings information set forth is not necessarily comparable to non-GAAP information, which may be presented by other companies. Each non-GAAP measure used by the Company in this report as supplemental financial data should be considered in conjunction with the Company's GAAP financial information.

The Company utilizes the non-GAAP measure of core earnings in evaluating operating trends, including components for core revenue and expense. These measures exclude amounts which the Company views as unrelated to its normalized operations, including gains/losses on securities, premises, equipment and other real estate owned, acquisition costs, restructuring costs, legal settlements, and systems conversion costs. Non-GAAP adjustments are presented net of an adjustment for income tax expense.

The Company also calculates core earnings per share based on its measure of core earnings. The Company views these amounts as important to understanding its operating trends, particularly due to the impact of accounting standards related to acquisition activity. Analysts also rely on these measures in estimating and evaluating the Company's performance. Management also believes that the computation of non-GAAP core earnings and core earnings per share may facilitate the comparison of the Company to other companies in the financial services industry. The Company also adjusts certain equity related measures to exclude intangible assets due to the importance of these measures to the investment community.

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BHB - Bar Harbor Bankshares	Page 4	www.barharbor.bank

CONTACTS

Josephine Iannelli; EVP, Chief Financial Officer & Treasurer; (207) 288-3314

TABLE
INDEX	CONSOLIDATED FINANCIAL SCHEDULES (UNAUDITED)

A	Selected Financial Highlights
B	Balance Sheets
C	Loan and Deposit Analysis
D	Statements of Income
E	Statements of Income (Five Quarter Trend)
F	Average Yields and Costs
G	Average Balances
H	Asset Quality Analysis
I-J	Reconciliation of Non-GAAP Financial Measures (Five Quarter Trend) and Supplementary Data

BHB - Bar Harbor Bankshares	Page 5	www.barharbor.bank

BAR HARBOR BANKSHARES

SELECTED FINANCIAL HIGHLIGHTS - UNAUDITED

	At or for the Quarters Ended
	Jun 30,	Mar 31,	Dec 31,	Sep 30,	Jun 30,
	2023	2023	2022	2022	2022
PER SHARE DATA
Net earnings, diluted	$0.71	$0.86	$0.83	$0.76	$0.70
Core earnings, diluted (1)	0.71	0.86	0.83	0.76	0.70
Total book value	27.12	27.00	26.09	25.22	26.19
Tangible book value (1)	18.88	18.74	17.78	16.89	17.83
Market price at period end	24.64	26.45	32.04	26.52	25.86
Dividends	0.28	0.26	0.26	0.26	0.26

PERFORMANCE RATIOS (2)
Return on assets	1.10%	1.36%	1.30%	1.20%	1.14%
Core return on assets (1)	1.09	1.36	1.30	1.20	1.14
Pre-tax, pre-provision return on assets	1.47	1.81	1.72	1.65	1.50
Core pre-tax, pre-provision return on assets (1)	1.46	1.81	1.72	1.65	1.50
Return on equity	10.49	12.96	12.73	11.55	10.58
Core return on equity (1)	10.42	12.94	12.72	11.54	10.59
Return on tangible equity	15.28	18.97	19.03	17.25	15.74
Core return on tangible equity (1)	15.19	18.94	19.02	17.24	15.76
Net interest margin, fully taxable equivalent (1) (3)	3.22	3.54	3.76	3.47	3.19
Efficiency ratio (1)	60.25	54.72	58.19	57.67	59.25

FINANCIAL DATA (In millions)
Total assets	$4,029	$3,928	$3,910	$3,840	$3,716
Total earning assets (4)	3,716	3,628	3,601	3,525	3,399
Total investments	556	573	574	566	593
Total loans	3,007	2,944	2,903	2,850	2,727
Allowance for credit losses	27	27	26	25	24
Total goodwill and intangible assets	125	125	125	126	126
Total deposits	3,090	3,054	3,043	3,136	3,079
Total shareholders' equity	411	408	393	380	394
Net income	11	13	13	11	11
Core earnings (1)	11	13	13	11	11

ASSET QUALITY AND CONDITION RATIOS
Net charge-offs (recoveries)(5)/average loans	—%	0.01%	(0.02)%	0.01%	—%
Allowance for credit losses/total loans	0.91	0.90	0.89	0.88	0.87
Loans/deposits	97	96	95	91	89
Shareholders' equity to total assets	10.20	10.40	10.06	9.89	10.59
Tangible shareholders' equity to tangible assets	7.32	7.45	7.09	6.85	7.46

(1)	Non-GAAP financial measure. Refer to the Reconciliation of Non-GAAP Financial Measures in tables I-J for additional information.
(2)	All performance ratios are based on average balance sheet amounts, where applicable.
(3)	Fully taxable equivalent considers the impact of tax-advantaged investment securities and loans.
(4)	Earning assets includes non-accruing loans and interest-bearing deposits with other banks. Securities are valued at amortized cost.
(5)	Current quarter annualized.

A

BAR HARBOR BANKSHARES

CONSOLIDATED BALANCE SHEETS - UNAUDITED

	Jun 30,	Mar 31,	Dec 31,	Sep 30,	Jun 30,
(in thousands)	2023	2023	2022	2022	2022
Assets
Cash and due from banks	$46,532	$37,769	$39,933	$50,760	$40,834
Interest-earning deposits with other banks	77,253	44,933	52,362	31,305	26,282
Total cash and cash equivalents	123,785	82,702	92,295	82,065	67,116

Securities available for sale	538,178	557,040	559,516	556,752	586,142
Federal Home Loan Bank stock	17,784	15,718	14,893	9,035	6,572
Total securities	555,962	572,758	574,409	565,787	592,714

Loans held for sale	3,669	463	—	982	3,539

Total loans	3,007,480	2,944,005	2,902,690	2,850,364	2,727,274
Less: Allowance for credit losses	(27,362)	(26,607)	(25,860)	(25,018)	(23,756)
Net loans	2,980,118	2,917,398	2,876,830	2,825,346	2,703,518

Premises and equipment, net	47,412	47,549	47,622	48,010	48,350
Other real estate owned	—	—	—	—	—
Goodwill	119,477	119,477	119,477	119,477	119,477
Other intangible assets	5,335	5,568	5,801	6,034	6,267
Cash surrender value of bank-owned life insurance	78,967	78,436	81,197	80,758	80,262
Deferred tax asset, net	24,181	22,858	24,443	25,288	18,405
Other assets	89,641	81,269	87,729	86,499	76,109
Total assets	$4,028,547	$3,928,478	$3,909,803	$3,840,246	$3,715,757

Liabilities and shareholders' equity
Demand and other non-interest bearing deposits	$602,667	$636,710	$676,350	$700,218	$670,268
NOW deposits	911,488	908,483	900,730	918,822	883,239
Savings deposits	588,769	628,798	664,514	669,317	663,676
Money market deposits	351,762	475,577	478,398	513,075	499,456
Time deposits	635,559	404,246	323,439	334,248	361,906
Total deposits	3,090,245	3,053,814	3,043,431	3,135,680	3,078,545

Senior borrowings	398,972	338,244	333,957	188,757	117,347
Subordinated borrowings	60,371	60,330	60,289	60,248	60,206
Total borrowings	459,343	398,574	394,246	249,005	177,553

Other liabilities	68,243	67,680	78,676	75,596	66,062
Total liabilities	3,617,831	3,520,068	3,516,353	3,460,281	3,322,160

Total shareholders’ equity	410,716	408,410	393,450	379,965	393,597
Total liabilities and shareholders’ equity	$4,028,547	$3,928,478	$3,909,803	$3,840,246	$3,715,757

Net shares outstanding	15,144	15,124	15,083	15,066	15,026

B

BAR HARBOR BANKSHARES

CONSOLIDATED LOAN & DEPOSIT ANALYSIS - UNAUDITED

LOAN ANALYSIS

						Annualized
						Growth %
	Jun 30,	Mar 31,	Dec 31,	Sep 30,	Jun 30,	Quarter	Year
(in thousands)	2023	2023	2022	2022	2022	to Date	to Date
Commercial real estate	$1,551,748	$1,519,219	$1,495,452	$1,421,962	$1,331,860	9%	8%
Commercial and industrial	388,430	364,315	352,735	376,624	360,304	26	20
Paycheck Protection Program (PPP)	—	—	—	—	170	—	—
Total commercial loans	1,940,178	1,883,534	1,848,187	1,798,586	1,692,334	12	10
Total commercial loans, excluding PPP	1,940,178	1,883,534	1,848,187	1,798,586	1,692,164	12	10

Residential real estate	907,741	906,059	898,192	896,618	876,644	1	2
Consumer	96,947	98,616	100,855	100,822	100,816	(7)	(8)
Tax exempt and other	62,614	55,796	55,456	54,338	57,480	49	26
Total loans	$3,007,480	$2,944,005	$2,902,690	$2,850,364	$2,727,274	9%	7%

DEPOSIT ANALYSIS

						Annualized
						Growth %
	Jun 30,	Mar 31,	Dec 31,	Sep 30,	Jun 30,	Quarter	Year
(in thousands)	2023	2023	2022	2022	2022	to Date	to Date
Demand	$602,667	$636,710	$676,350	$700,218	$670,268	(21)%	(22)%
NOW	911,488	908,483	900,730	918,822	883,239	1	2
Savings	588,769	628,798	664,514	669,317	663,676	(25)	(23)
Money market	351,762	475,577	478,398	513,075	499,456	*	(53)
Total non-maturity deposits	2,454,686	2,649,568	2,719,992	2,801,432	2,716,639	(29)	(20)
Total time deposits	635,559	404,246	323,439	334,248	361,906	*	*
Total deposits	$3,090,245	$3,053,814	$3,043,431	$3,135,680	$3,078,545	5%	3%

*Indicates ratio greater than 100%

C

BAR HARBOR BANKSHARES

CONSOLIDATED STATEMENTS OF INCOME – UNAUDITED

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(in thousands, except per share data)	2023	2022	2023	2022
Interest and dividend income
Loans	$36,917	$24,581	$71,477	$47,252
Securities and other	5,964	4,207	11,755	8,033
Total interest and dividend income	42,881	28,788	83,232	55,285
Interest expense
Deposits	8,590	1,195	13,855	2,384
Borrowings	5,501	1,074	9,681	2,084
Total interest expense	14,091	2,269	23,536	4,468
Net interest income	28,790	26,519	59,696	50,817
Provision for credit losses	750	534	1,548	911
Net interest income after provision for credit losses	28,040	25,985	58,148	49,906
Non-interest income
Trust and investment management fee income	3,805	3,829	7,360	7,583
Customer service fees	3,774	3,656	7,451	7,272
Gain on sales of securities, net	—	—	34	9
Mortgage banking income	378	488	657	1,112
Bank-owned life insurance income	503	504	1,651	1,005
Customer derivative income	83	137	215	155
Other income	437	347	796	1,134
Total non-interest income	8,980	8,961	18,164	18,270
Non-interest expense
Salaries and employee benefits	13,223	11,368	25,994	23,515
Occupancy and equipment	4,392	4,373	8,806	8,796
(Gain) loss on sales of premises and equipment, net	(86)	10	(99)	(65)
Outside services	424	410	780	750
Professional services	355	528	781	701
Communication	175	188	337	413
Marketing	476	369	885	632
Amortization of intangible assets	233	233	466	466
Acquisition, conversion and other expenses	—	—	20	325
Provision for unfunded commitments	45	45	(130)	371
Other expenses	4,155	4,176	8,256	7,682
Total non-interest expense	23,392	21,700	46,096	43,586
Income before income taxes	13,628	13,246	30,216	24,590
Income tax expense	2,837	2,743	6,413	4,975
Net income	$10,791	$10,503	$23,803	$19,615

Earnings per share:
Basic	$0.71	$0.70	$1.57	$1.31
Diluted	0.71	0.70	1.57	1.30

Weighted average shares outstanding:
Basic	15,139	15,018	15,125	15,014
Diluted	15,180	15,077	15,186	15,094

D

BAR HARBOR BANKSHARES

CONSOLIDATED STATEMENTS OF INCOME (5 Quarter Trend) - UNAUDITED

	Jun 30,	Mar 31,	Dec 31,	Sep 30,	Jun 30,
(in thousands, except per share data)	2023	2023	2022	2022	2022
Interest and dividend income
Loans	$36,917	$34,560	$32,605	$27,940	$24,581
Securities and other	5,964	5,791	5,551	5,145	4,207
Total interest and dividend income	42,881	40,351	38,156	33,085	28,788
Interest expense
Deposits	8,590	5,265	3,159	1,801	1,195
Borrowings	5,501	4,180	2,043	1,374	1,074
Total interest expense	14,091	9,445	5,202	3,175	2,269
Net interest income	28,790	30,906	32,954	29,910	26,519
Provision for credit losses	750	798	687	1,306	534
Net interest income after provision for credit losses	28,040	30,108	32,267	28,604	25,985
Non-interest income
Trust and investment management fee income	3,805	3,555	3,442	3,548	3,829
Customer service fees	3,774	3,677	3,683	3,836	3,656
Gain on sales of securities, net	—	34	—	44	—
Mortgage banking income	378	279	153	315	488
Bank-owned life insurance income	503	1,148	499	496	504
Customer derivative income	83	132	97	58	137
Other income	437	359	354	526	347
Total non-interest income	8,980	9,184	8,228	8,823	8,961
Non-interest expense
Salaries and employee benefits	13,223	12,771	12,900	12,242	11,368
Occupancy and equipment	4,392	4,414	4,321	4,458	4,373
(Gain) loss on sales of premises and equipment, net	(86)	(13)	75	—	10
Outside services	424	356	435	393	410
Professional services	355	426	490	421	528
Communication	175	162	263	204	188
Marketing	476	409	411	518	369
Amortization of intangible assets	233	233	233	233	233
Acquisition, conversion and other expenses	—	20	(90)	31	—
Provision for unfunded commitments	45	(175)	1,413	(26)	45
Other expenses	4,155	4,101	4,184	4,558	4,176
Total non-interest expense	23,392	22,704	24,635	23,032	21,700
Income before income taxes	13,628	16,588	15,860	14,395	13,246
Income tax expense	2,837	3,576	3,348	2,965	2,743
Net income	$10,791	$13,012	$12,512	$11,430	$10,503

Earnings per share:
Basic	$0.71	$0.86	$0.83	$0.76	$0.70
Diluted	0.71	0.86	0.83	0.76	0.70

Weighted average shares outstanding:
Basic	15,139	15,110	15,073	15,058	15,018
Diluted	15,180	15,190	15,147	15,113	15,077

E

BAR HARBOR BANKSHARES

AVERAGE YIELDS AND COSTS (Fully Taxable Equivalent (Non-GAAP) - Annualized) - UNAUDITED

	Quarters Ended
	Jun 30,	Mar 31,	Dec 31,	Sep 30,	Jun 30,
	2023	2023	2022	2022	2022
Earning assets
Interest-earning deposits with other banks	5.59%	4.28%	4.00%	2.13%	0.80%
Securities available for sale and FHLB stock	3.71	3.66	3.40	3.12	2.69
Loans:
Commercial real estate	5.21	5.08	4.81	4.26	3.82
Commercial and industrial	6.42	5.89	5.43	4.46	3.67
Paycheck protection program	—	—	—	—	13.99
Residential real estate	3.76	3.71	3.63	3.45	3.55
Consumer	6.67	6.37	5.79	4.55	3.82
Total loans	4.99	4.82	4.56	4.04	3.71
Total earning assets	4.77%	4.61%	4.35%	3.84%	3.46%

Funding liabilities
Deposits:
NOW	0.94%	0.51%	0.22%	0.16%	0.14%
Savings	0.37	0.30	0.16	0.08	0.08
Money market	2.52	2.14	1.42	0.65	0.19
Time deposits	2.82	1.34	0.69	0.55	0.58
Total interest-bearing deposits	1.45	0.91	0.52	0.30	0.20
Borrowings	4.73	4.25	3.23	2.69	2.41
Total interest-bearing liabilities	1.99%	1.39%	0.78%	0.48%	0.36%

Net interest spread	2.78	3.22	3.57	3.36	3.10
Net interest margin, fully taxable equivalent(1)	3.22	3.54	3.76	3.47	3.19

(1)	Non-GAAP financial measure. Refer to the Reconciliation of Non-GAAP Financial Measures in tables I-J for additional information.

F

BAR HARBOR BANKSHARES

AVERAGE BALANCES - UNAUDITED

	Quarters Ended
	Jun 30,	Mar 31,	Dec 31,	Sep 30,	Jun 30,
(in thousands)	2023	2023	2022	2022	2022
Assets
Interest-earning deposits with other banks (1)	$21,440	$19,819	$26,360	$59,556	$63,317
Securities available for sale and FHLB stock (2)	636,088	643,523	641,787	642,475	637,881
Loans:
Commercial real estate	1,536,035	1,505,681	1,447,384	1,351,599	1,296,162
Commercial and industrial	434,384	413,921	403,304	421,963	412,518
Paycheck protection program	—	—	—	94	788
Residential real estate	911,788	902,348	897,637	882,158	863,172
Consumer	97,518	100,124	100,182	101,175	98,588
Total loans (3)	2,979,725	2,922,074	2,848,507	2,756,989	2,671,228
Total earning assets	3,637,253	3,585,416	3,516,654	3,459,020	3,372,426
Cash and due from banks	32,067	31,556	36,891	40,330	35,051
Allowance for credit losses	(26,932)	(25,971)	(25,497)	(24,061)	(23,228)
Goodwill and other intangible assets	124,926	125,158	125,391	125,626	126,090
Other assets	163,388	168,773	164,749	171,394	178,037
Total assets	$3,930,702	$3,884,932	$3,818,188	$3,772,309	$3,688,376

Liabilities and shareholders' equity
Deposits:
NOW	$885,091	$883,134	$899,388	$905,668	$893,239
Savings	602,724	646,291	664,016	668,255	657,047
Money market	423,013	481,951	501,564	491,683	457,088
Time deposits	468,188	342,994	334,297	349,787	375,782
Total interest-bearing deposits	2,379,016	2,354,370	2,399,265	2,415,393	2,383,156
Borrowings	466,402	398,837	251,263	202,296	178,519
Total interest-bearing liabilities	2,845,418	2,753,207	2,650,528	2,617,689	2,561,675
Non-interest-bearing demand deposits	608,180	651,885	703,471	690,134	661,412
Other liabilities	64,346	72,693	74,276	71,934	67,069
Total liabilities	3,517,944	3,477,785	3,428,275	3,379,757	3,290,156
Total shareholders' equity	412,758	407,147	389,913	392,552	398,220
Total liabilities and shareholders' equity	$3,930,702	$3,884,932	$3,818,188	$3,772,309	$3,688,376

(1)	Total average interest-bearing deposits with other banks is net of Federal Reserve daily cash letter.
(2)	Average balances for securities available-for-sale are based on amortized cost.
(3)	Total average loans include non-accruing loans and loans held for sale.

G

BAR HARBOR BANKSHARES

ASSET QUALITY ANALYSIS - UNAUDITED

	At or for the Quarters Ended
	Jun 30,	Mar 31,	Dec 31,	Sep 30,	Jun 30,
(in thousands)	2023	2023	2022	2022	2022
NON-PERFORMING ASSETS
Non-accruing loans:
Commercial real estate	$909	$1,163	$1,222	$1,587	$1,483
Commercial installment	1,814	1,917	264	348	632
Residential real estate	3,415	3,830	4,151	4,858	4,882
Consumer installment	565	886	911	981	881
Total non-accruing loans	6,703	7,796	6,548	7,774	7,878
Other real estate owned	—	—	—	—	—
Total non-performing assets	$6,703	$7,796	$6,548	$7,774	$7,878

Total non-accruing loans/total loans	0.22%	0.26%	0.23%	0.27%	0.29%
Total non-performing assets/total assets	0.17	0.20	0.17	0.20	0.21

PROVISION AND ALLOWANCE FOR CREDIT LOSSES
Balance at beginning of period	$26,607	$25,860	$25,018	$23,756	$23,190
Charged-off loans	(199)	(68)	(136)	(85)	(62)
Recoveries on charged-off loans	204	17	291	41	94
Net loans recovered (charged-off)	5	(51)	155	(44)	32
Provision for credit losses	750	798	687	1,306	534
Balance at end of period	$27,362	$26,607	$25,860	$25,018	$23,756

Allowance for credit losses/total loans	0.91%	0.90%	0.89%	0.88%	0.87%
Allowance for credit losses/non-accruing loans	408	341	395	322	300

NET LOAN RECOVERIES (CHARGE-OFFS)
Commercial real estate	$(72)	$3	$—	$7	$59
Commercial installment	139	2	285	12	12
Residential real estate	3	4	(56)	(5)	6
Consumer installment	(65)	(60)	(74)	(58)	(45)
Total, net	$5	$(51)	$155	$(44)	$32

Net (recoveries) charge-offs (QTD annualized)/average loans	—%	0.01%	(0.02)%	0.01%	—%
Net (recoveries) charge-offs (YTD annualized)/average loans	—	0.01	(0.01)	—	(0.01)

DELINQUENT AND NON-ACCRUING LOANS/ TOTAL LOANS
30-89 Days delinquent	0.09%	0.26%	0.08%	0.09%	0.09%
90+ Days delinquent and still accruing	0.02	—	0.01	0.01	0.03
Total accruing delinquent loans	0.11	0.26	0.09	0.10	0.12
Non-accruing loans	0.22	0.26	0.23	0.27	0.29
Total delinquent and non-accruing loans	0.33%	0.52%	0.32%	0.37%	0.41%

H

BAR HARBOR BANKSHARES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES AND SUPPLEMENTARY DATA – UNAUDITED

		At or for the Quarters Ended
		Jun 30,	Mar 31,	Dec 31,	Sep 30,	Jun 30,
(in thousands)		2023	2023	2022	2022	2022
Net income		$10,791	$13,012	$12,512	$11,430	$10,503
Non-core items:
Gain on sale of securities, net		—	(34)	—	(44)	—
(Gain) loss on sale of premises and equipment, net		(86)	(13)	75	—	10
Acquisition, conversion and other expenses		—	20	(90)	31	—
Income tax expense (1)		20	6	4	3	(2)
Total non-core items		(66)	(21)	(11)	(10)	8
Core earnings (2)	(A)	$10,725	$12,991	$12,501	$11,420	$10,511

Net interest income	(B)	$28,790	$30,906	$32,954	$29,910	$26,519
Non-interest income		8,980	9,184	8,228	8,823	8,961
Total revenue		37,770	40,090	41,182	38,733	35,480
Gain on sale of securities, net		—	(34)	—	(44)	—
Total core revenue (2)	(C)	$37,770	$40,056	$41,182	$38,689	$35,480

Total non-interest expense		23,392	22,704	24,635	23,032	21,700
Non-core expenses:
Gain (loss) on sale of premises and equipment, net		86	13	(75)	—	(10)
Acquisition, conversion and other expenses		—	(20)	90	(31)	—
Total non-core expenses		86	(7)	15	(31)	(10)
Core non-interest expense (2)	(D)	$23,478	$22,697	$24,650	$23,001	$21,690

Total revenue		37,770	40,090	41,182	38,733	35,480
Total non-interest expense		23,392	22,704	24,635	23,032	21,700
Pre-tax, pre-provision net revenue		$14,378	$17,386	$16,547	$15,701	$13,780

Core revenue(2)		37,770	40,056	41,182	38,689	35,480
Core non-interest expense(2)		23,478	22,697	24,650	23,001	21,690
Core pre-tax, pre-provision net revenue(2)	(U)	$14,292	$17,359	$16,532	$15,688	$13,790

(in millions)
Average earning assets	(E)	$3,637	$3,585	$3,517	$3,459	$3,372
Average paycheck protection program (PPP) loans	(R)	—	—	—	—	1
Average earning assets, excluding PPP loans	(S)	3,637	3,585	3,517	3,459	3,371
Average assets	(F)	3,931	3,885	3,818	3,772	3,688
Average shareholders' equity	(G)	413	407	390	393	398
Average tangible shareholders' equity (2) (3)	(H)	288	282	265	267	272
Tangible shareholders' equity, period-end (2) (3)	(I)	286	283	268	254	268
Tangible assets, period-end (2) (3)	(J)	3,904	3,803	3,785	3,715	3,587

I

BAR HARBOR BANKSHARES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES AND SUPPLEMENTARY DATA – UNAUDITED

		At or for the Quarters Ended
		Jun 30,	Mar 31,	Dec 31,	Sep 30,	Jun 30,
(in thousands)		2023	2023	2022	2022	2022
Common shares outstanding, period-end	(K)	15,144	15,124	15,083	15,066	15,026
Average diluted shares outstanding	(L)	15,180	15,190	15,147	15,113	15,077

Core earnings per share, diluted (2)	(A/L)	$0.71	$0.86	$0.83	$0.76	$0.70
Tangible book value per share, period-end (2)	(I/K)	18.88	18.74	17.78	16.89	17.83
Securities adjustment, net of tax (1) (4)	(M)	(55,307)	(50,646)	(55,246)	(58,715)	(38,304)
Tangible book value per share, excluding securities adjustment (2) (4)	(I+M)/K	22.53	22.08	21.44	20.79	20.38
Tangible shareholders' equity/total tangible assets (2)	(I/J)	7.32	7.45	7.09	6.85	7.47

Performance ratios (5)
GAAP return on assets		1.10%	1.36%	1.30%	1.20%	1.14%
Core return on assets (2)	(A/F)	1.09	1.36	1.30	1.20	1.14
Pre-tax, pre-provision return on assets		1.47	1.81	1.72	1.65	1.50
Core pre-tax, pre-provision return on assets (2)	(U/F)	1.46	1.81	1.72	1.65	1.50
GAAP return on equity		10.49	12.96	12.73	11.55	10.58
Core return on equity (2)	(A/G)	10.42	12.94	12.72	11.54	10.59
Return on tangible equity		15.28	18.97	19.03	17.25	15.74
Core return on tangible equity (1) (2)	(A+Q)/H	15.19	18.94	19.02	17.24	15.76
Efficiency ratio (2) (6)	(D-O-Q)/(C+N)	60.25	54.72	58.19	57.67	59.25
Net interest margin, fully taxable equivalent (2)	(B+P)/E	3.22	3.54	3.76	3.47	3.19

Supplementary data (in thousands)
Taxable equivalent adjustment for efficiency ratio	(N)	$539	$727	$520	$533	$491
Franchise taxes included in non-interest expense	(O)	163	148	149	149	144
Tax equivalent adjustment for net interest margin	(P)	382	368	365	379	334
Intangible amortization	(Q)	233	233	233	233	233
Interest and fees on PPP loans	(T)	—	—	—	—	27

(1)	Assumes a marginal tax rate of 23.80% in the first and second quarter of 2023, 23.53% in the fourth quarter of 2022 and 23.41% for the previous quarters.
(2)	Non-GAAP financial measure.
(3)	Tangible shareholders' equity is computed by taking total shareholders' equity less the intangible assets at period-end. Tangible assets is computed by taking total assets less the intangible assets at period-end.
(4)	Securities adjustment, net of tax represents the total unrealized loss on available-for-sale securities recorded on the Company's consolidated balance sheets within total common shareholders' equity.
(5)	All performance ratios are based on average balance sheet amounts, where applicable.
(6)	Efficiency ratio is computed by dividing core non-interest expense net of franchise taxes and intangible amortization divided by core revenue on a fully taxable equivalent basis.

J